Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

Mark Spencer

Burson-Marsteller

312-596-3628

iPCS, INC., A PCS AFFILIATE OF SPRINT, REPORTS FINANCIAL RESULTS
FOR THE PERIOD FROM JULY 2, 2004 THROUGH SEPTEMBER 30, 2004

SCHAUMBURG, IL, DECEMBER 16, 2004 — iPCS Inc. (Pink Sheets: “IPCX”), the PCS Affiliate of Sprint that owns and operates the Sprint Nationwide PCS Network in 40 markets in four Midwestern states, today reported financial and operational results for the period from July 2, 2004 through September 30, 2004.  This information supplements the subscriber activity results, which the Company previously announced on November 9, 2004.

Upon emergence from Chapter 11 bankruptcy on July 20, 2004, the Company applied fresh-start accounting effective as of July 2, 2004.  As a result, the reported historical financial statements of the Company for periods prior to July 2, 2004 are not comparable to those of the Company for periods ending after July 2, 2004.  Activity of the Company for the period from July 2, 2004 through September 30, 2004 is included in the post-bankruptcy, or “Successor Company” financial statements.  Activity of the

Company for periods prior to July 2, 2004 is included in the pre-bankruptcy, or “Predecessor Company” financial statements.  In accordance with generally accepted accounting principles, the reported historical financial statements of the Predecessor Company for periods ending prior to July 2, 2004 cannot be added to those of the Successor Company.

Highlights for the Period ended September 30, 2004:

•                  Total revenues of approximately $55.4 million, with a net loss of approximately $6.0 million.

•                  Adjusted EBITDA of approximately $11.0 million

•                  Capital expenditures of approximately $3.4 million

•                  As previously announced on November 9, 2004:

•                  Gross activations of approximately 30,300

•                  Net additions of approximately 7,500

•                  Monthly churn, net of 30 day deactivations, of 2.9%

•                  Ending subscribers of approximately 240,500

 “We were pleased with our results during our most recent period,” said Timothy M. Yager, President and Chief Executive Officer of the Company.  “A strong ARPU and continued subscriber growth allowed us to record our highest quarterly revenues to date.  At the same time, steps taken during bankruptcy significantly reduced both our operating and financial cost structures resulting in meaningful improvements in Adjusted EBITDA and our net loss.”

Yager continued, “The 2004 fiscal year was a very busy year and we would like to thank all of our stakeholders, including our employees, for their hard work.  With the challenges of the Chapter 11 reorganization behind us, we are excited about the opportunities in front of us.  We look forward to continued growth and success in 2005.”

iPCS has scheduled a conference call on Thursday, December 16, 2004, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).  To listen to the call, dial 1-888-396-2386 at least five minutes before the conference call begins using a pass code of 91269509.  Those calling in from international locations should dial 1-617-847-8712 and use the same pass code.  A replay of the call will be available at 1:00 p.m. Eastern Time December 16, 2004.  To access the replay, dial 1-888-286-8010 using a pass code of 60759656.  To access the replay from international locations, dial 1-617-801-6888 and use the same pass code.  The call will also be webcast and can be accessed at the Investor Relations page of the iPCS website at www.ipcswirelessinc.com.  Replay of the webcast and the call will be available through midnight on December 23, 2004.

About iPCS, Inc.

iPCS is the PCS Affiliate of Sprint with the exclusive right to sell wireless mobility communications, network products and services under the Sprint brand in 40 markets in Illinois, Michigan, Iowa and eastern Nebraska with approximately 7.8 million residents.  The territory includes key markets such as Grand Rapids, Michigan, Champaign-Urbana and Springfield, Illinois, and the Quad Cities of Illinois and Iowa.

iPCS is headquartered in Schaumburg, Illinois.  For more information, please visit our website at www.ipcswirelessinc.com.

About Sprint

Sprint is a global integrated communications provider serving more than 26 million customers in over 100 countries. With more than $26 billion in annual revenues in 2003, Sprint is widely recognized for developing, engineering and deploying state-of-the-art network technologies, including the United States’ first nationwide all-digital, fiber-optic network and an award-winning Tier 1 Internet backbone. Sprint provides local communications services in 39 states and the District of Columbia and operates the largest 100-percent digital, nationwide PCS wireless network in the United States. For more information, visit www.sprint.com.

Definitions of Operating and Non-GAAP Financial Measures

iPCS provides readers financial measures calculated using generally accepted accounting principles (“GAAP”) and using adjustments to GAAP (“Non-GAAP”).  These financial measures reflect conventions or standard measures of liquidity, profitability or performance commonly used by the investment community in the telecommunications industry for comparability purposes.

The Non-GAAP financial measures used in this release include the following:

•            EBITDA represents earnings before interest, taxes, depreciation and amortization, and Adjusted EBITDA represents EBITDA as adjusted for reorganization costs, cancellation of debt income and non-cash stock compensation expense.  Adjusted EBITDA is a measure used by the investment community in the telecommunications industry for comparability and is not intended to represent the results of our operations in accordance with GAAP.

•            ARPU, or average monthly revenue per user, is a measure of the average monthly subscriber revenue earned for subscribers based in our territory, excluding roaming revenue.  This measure is calculated by dividing subscriber revenues in our consolidated statement of operations by the number of our average monthly subscribers during the period divided by the number of months in the period.

•            CCPU, or cash cost per user, is a measure of the costs to operate our business on a per subscriber basis consisting of costs of service and operations, general and administrative expenses in our consolidated statement of operations, plus handset subsidies on equipment sold to existing subscribers less reorganization costs.  These costs are divided by average monthly subscribers during the period divided by the number of months in the period to calculate CCPU.

•            CPGA, or cost per gross addition, is used to measure the average cost we incur to add a new subscriber in our territory.  Costs we incur in calculating this measure include handset subsidies on new subscriber activations, commissions, rebates and other selling and marketing costs.  We calculate CPGA by dividing (a) the sum of cost of products sold and selling and marketing costs associated with transactions with new subscribers during the measurement period, less product sales revenues associated with transactions with new subscribers during the measurement period, by (b) the total number of subscribers activated in our territory during the period.

•             Average monthly churn is used to measure the rate at which subscribers based in our territory deactivate service on a voluntary or involuntary basis.  We calculate average monthly churn based on the number of subscribers deactivated during the period (net of transfers out of our territory and those who deactivated within 30 days of activation) as a percentage of our average monthly subscriber base during the period divided by the number of months during the period.

•             Licensed POPs represent the number of residents in our territory in which we have an exclusive right to provide wireless mobility communications services under the Sprint brand name.  The number of residents located in our territory does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

•             Covered POPs represent the number of residents covered by our portion of the PCS network of Sprint in our territory.  The number of residents covered by our network does not represent the number of wireless subscribers that we serve or expect to serve in our territory.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This news release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about iPCS, the wireless industry, our beliefs and our management’s assumptions. Words such as “expects,” “anticipates,”  “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates”

and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that could cause actual results to differ include: the effect of fresh start accounting; the timing and ultimate completion of any tower sales; the effectiveness of a recent amendments to the Sprint affiliation agreements; the competitive nature of the wireless market; the potential of mergers and acquisitions or territory expansions; the potential to experience a high rate of customer turnover; our ability to predict future customer growth, as well as other key operating metrics; the competitiveness and impact of Sprint PCS pricing plans, products and services; the ability to successfully leverage 3G products and services; customer credit quality; the ability of Sprint PCS to provide back office, customer care and other services; consumer purchasing patterns; potential fluctuations in quarterly results; an adequate supply of subscriber equipment; risks related to our ability to compete with larger, more established businesses; rapid technological and market change; risks related to future growth and expansion; rates of penetration in the wireless industry; and adequacy of bad debt and other reserves.

For a detailed discussion of these and other cautionary statements and factors that could cause actual results to differ from any forward-looking statements, please refer to iPCS’ filings with the Securities and Exchange Commission (the “SEC”), especially in the “risk factors” sections of iPCS’ Form S-1 and S-4 and in any subsequent filings with the SEC. Investors and analysts should not place undue reliance on forward-looking statements.  Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering, solicitation or sale would be unlawful.

Tables to Follow:

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

	Successor Company	Predecessor Company
	September 30, 2004	September 30, 2003
Assets
Current Assets:
Cash and cash equivalents	$57,760	$17,654
Accounts receivable, net of allowance for doubtful accounts of $1,217 and $2,460, respectively	14,772	15,553
Receivable from Sprint	13,264	6,482
Inventories, net of reserves for excess/obsolescence of $50 and $35, respectively	1,310	600
Prepaid expenses	3,127	4,666
Other current assets	21	145
Total current assets	90,254	45,100
Property and equipment, net	134,931	170,620
Financing costs	6,497	2,737
Customer activation costs	451	2,422
Intangible assets, net of accumulated amortization of $3,051 and $8,966, respectively	78,861	—
Other assets	1,314	695
Total assets	$312,308	$221,574

Liabilities and Stockholders’ Equity (Deficiency)
Liabilities Not Subject to Compromise:
Current liabilities:
Accounts payable	$2,742	$1,325
Accrued expenses	20,880	8,837
Payable to Sprint	24,404	15,262
Deferred revenue	5,764	4,822
Current maturities of long-term debt and capital lease obligations	7	127,715
Total current liabilities	53,797	157,961
Customer activation fee revenue	451	4,361
Other long-term liabilities	3,614	8,946
Long-term debt and capital lease obligations, excluding current maturities	165,400	406
Total liabilities not subject to compromise	223,262	171,674
Liabilities subject to compromise	—	229,477

Commitments and contingencies	—	—

Stockholders’ Equity (Deficiency):
Preferred stock, (Successor Company), par value, $.01 per share; 25,000,000 shares authorized; none issued	—	—
Common stock, par value, $.01 per share; 75,000,000 shares authorized; 8,744,164 shares issued and outstanding	87	—
Additional paid-in-capital	95,275	192,850
Unearned compensation	(340)	—
Accumulated deficiency	(5,976)	(372,427)
Total stockholders’ equity (deficiency)	89,046	(179,577)
Total liabilities and stockholders’ equity (deficiency)	$312,308	$221,574

iPCS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Successor Company	Predecessor Company	Predecessor Company
	For the Period from July 2, 2004 through September 30, 2004	For the Period from October 1, 2003 through July 1, 2004	For the Year Ended September 30, 2003
Revenues:
Service revenue	$37,909	$107,097	$145,249
Roaming revenue	15,829	34,525	44,220
Equipment and other	1,644	4,240	4,824
Total revenues	55,382	145,862	194,293
Operating Expenses:
Cost of service and roaming (exclusive of depreciation, as shown separately below)	(29,082)	(83,230)	(130,065)
Cost of equipment	(5,584)	(12,801)	(11,797)
Selling and marketing	(7,996)	(20,976)	(27,343)
General and administrative expenses	(1,705)	(3,550)	(5,546)
Reorganization income (expense)	—	60,797	(31,093)
Non-cash stock compensation expense	(22)	—	—
Depreciation	(8,790)	(28,596)	(37,274)
Amortization of intangible assets	(3,051)	—	(3,274)
Gain (loss) on disposal of property and equipment	4	(13)	(474)
Total operating expenses	(56,226)	(88,369)	(246,866)
Operating income (loss)	(844)	57,493	(52,573)
Interest income	289	263	70
Interest expense	(5,425)	(10,142)	(20,301)
Cancellation of debt	—	131,956	—
Other income (expense), net	4	7	(63)
Net income (loss)	$(5,976)	$179,577	$(72,867)

iPCS, INC. AND SUBSIDIARIES

(In thousands)

	Successor Company	Predecessor Company	Predecessor Company
	For the Period	For the Period	For the
	from	from	Year
	July 2, 2004	October 1, 2003	Ended
	through	through	September 30,
	September 30, 2004	July 1, 2004	2003
Net income (loss)	$(5,976)	$179,577	$(72,867)
Net interest expense	5,136	9,879	20,231
Depreciation and amortization	11,841	28,596	40,548
EBITDA	11,001	218,052	(12,088)
Non-cash stock compensation expense	22	—	—
Reorganization (income) expense	—	(60,797)	31,093
Cancellation of debt income	—	(131,956)	—
Adjusted EBITDA	$11,023	$25,299	$19,005

iPCS, INC. AND SUBSIDIARIES

Summary of Operating Statistics

	Successor	Predecessor	Predecessor
	Company	Company	Company
	For the Period	Three Months	Three Months
	From July 2, 2004	Ended	Ended
	through	June 30,	September 30,
	September 30, 2004	2004	2003
Subscribers
Gross Additions	30,300	26,000	19,100
Net Additions	7,500	5,600	(3,800)
Total Customers	240,500	233,000	220,100
Churn	2.9%	2.4%	3.2%

Average Revenue Per User, Monthly
Including Roaming	$75	$73	$73
Without Roaming	$53	$54	$54

Cash Cost Per User, Monthly
Including Roaming	$45	$45	$46
Without Roaming	$31	$32	$34

Cost Per Gross Addition	$368	$404	$376

Licensed POPs (Millions)	7.8	7.8	7.4
Covered POPs (Millions)	5.9	5.9	5.9
Cell Sites	669	662	646

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